Exhibit 10.8

SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

This Share Exchange Agreement and Plan of Reorganization (this “Agreement”) is dated as of September 27, 2018, by and among Karat Packaging Inc., a Delaware corporation (the “Holding Company”), Alan Yu, an individual (“Yu”), Marvin Cheng, an individual (“Cheng”), Karat Global Group, LTD., a Taiwan company limited by shares (“Karat”), and Plutus Investment Holding Company, a Taiwan company limited by shares (“Plutus” and together with Yu, Cheng and Karat, collectively the “Shareholders” and each, individually, a “Shareholder”), and Lollicup USA Inc., a California corporation (“Lollicup”). For purposes of this Agreement, the Holding Company, the Shareholders and Lollicup are sometimes collectively referred to as the “Parties” and each individually as a “Party.”

WHEREAS, the Shareholders collectively own of record 15,000,000 of the issued and outstanding shares of common stock, no par value, of Lollicup (the “Lollicup Shares”), with each Shareholder owning of record the amount of Lollicup Shares set forth opposite his or its name below:

Shareholder	Shares Owned

Yu	7,362,498
Cheng	7,362,498
Karat	250,004
Plutus	25,000

WHEREAS, the Lollicup Shares collectively held by the Shareholders constitute all of the issued and outstanding capital stock of Lollicup;

WHEREAS, each Shareholder desires to contribute all Lollicup Shares owned by such Shareholder to the Holding Company in exchange for an equal number of shares of common stock, $0.001 par value, of the Holding Company (the “Holding Company Shares”), with Lollicup continuing as a wholly owned subsidiary of the Holding Company (the “Exchange”); and

WHEREAS, immediately upon the consummation of the Exchange, the contribution of the Lollicup Shares constitutes a transaction that qualifies as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) (“a mere change in identity form or place of organization of one corporation, however effected”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
EXCHANGE

1.1           Exchange of Lollicup Shares for Holding Company Shares. On the terms and subject to the conditions of this Agreement, each Shareholder hereby contributes, assigns, transfers, conveys and delivers to the Holding Company the Lollicup Shares owned by such Shareholder, and in consideration and exchange for the Lollicup Shares, the Holding Company hereby issues, assigns, transfers, conveys and delivers the Holding Company Shares to the Shareholder at an exchange ratio of one (1) Holding Company Share for one (1) Lollicup Share. The Parties hereby agree and acknowledge that the Lollicup Shares and the Holding Company Shares are not certificated and, therefore, no stock certificates shall be surrendered or issued by the applicable Party pursuant to the Exchange. The effective date of the Exchange shall be September 27, 2018 (the “Effective Date”).

1.2           Waiver of Transfer Restrictions. As a condition to the Exchange, each Shareholder, jointly and severally, and Lollicup waive all rights, if any, pursuant to any restriction on the transfer of the Lollicup Shares to the extent necessary to consummate the Exchange and any other action applicable to the transactions contemplated by this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY

The Holding Company represents and warrants to the Shareholders, as of the date of this Agreement, as follows:

2.1           Corporate Existence. The Holding Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is presently being conducted.

2.2           Authorization. The Holding Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations hereunder. The execution and delivery by the Holding Company of this Agreement, and the consummation by the Holding Company of the transactions contemplated hereby, have been duly authorized and approved. This Agreement has been duly executed and delivered by the Holding Company and constitutes a legal, valid and binding obligation of the Holding Company enforceable against the Holding Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity (“General Equity Exceptions”).

2.3           Capital Structure. The authorized common stock of the Holding Company consists of 100,000,000 shares of common stock, $0.001 par value. Immediately prior to giving effect to the Exchange, none of the shares of common stock of the Holding Company were issued and outstanding. All of the Holding Company Shares to be issued on the Effective Date pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable. As of the Effective Date, there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued shares of capital stock of the Holding Company.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Each Shareholder hereby severally represents and warrants to the Holding Company, as of the date of this Agreement, as follows:

3.1           Legal Capacity; Authority. Such Shareholder has the legal capacity and, as applicable, the authority, to enter into this Agreement and the transactions contemplated herein, and, when this Agreement is executed and delivered by such Shareholder, it shall constitute a legal, valid and binding obligation, enforceable against him or her in accordance with its terms, subject to the General Equity Exceptions.

3.2           Ownership. Such Shareholder is the sole, direct, legal and beneficial owner of the Lollicup Shares set forth opposite his or her name above, free and clear of any liens, pledges, security interests, charges, liabilities, encumbrances, restrictions and claims of any kind or nature, contingent or otherwise (a “Lien”). Such Lollicup Shares are not subject to any preemptive rights, rights of first refusal or any other right or interest of any third party. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, redemption rights, exchange rights or other agreements or commitments of any kind that could require such Shareholder to sell or transfer such Lollicup Shares. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of such Lollicup Shares.

3.3           Ability to Carry Out Obligations. The execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of his or its obligations hereunder in the time and manner contemplated herein will not cause, constitute or conflict with or result in (a) in the case of Plutus and Karat, any breach or violation of any of the provisions of or constitute a default under any charter document, bylaw, license, indenture, mortgage, instrument, or other agreement or instrument to which such Shareholder is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of such Shareholder, or (c) an event that would result in the creation or imposition of any Lien on any asset of such Shareholder.

3.4           Own Account. Such Shareholder is acquiring the Holding Company Shares for such Shareholder’s own account for investment and not with a view to, or for resale in connection with, a distribution of the Holding Company Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). In that regard, such Shareholder understands that (a) the Holding Company Shares have not been registered under the Securities Act or under any state securities laws and are therefore restricted securities; (b) the Holding Company Shares may not be sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available; and (c) the Holding Company may place a restrictive legend on the certificate evidencing the Holding Company Shares reflecting these restrictions.

ARTICLE 4
MISCELLANEOUS

4.1           Tax Treatment. This Agreement constitutes a plan of reorganization and the reorganization of Lollicup pursuant to this Agreement is a tax free reorganization under 368(a)(1)(F) of the Code.

4.2           Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

4.3           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

4.4           Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

4.5           Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

KARAT PACKAGING INC.

By:	/s/ Alan Yu
Name:	Alan Yu
Title:	Chief Executive Officer

SHAREHOLDERS:

/s/ Alan Yu
Alan Yu

/s/ Marvin Cheng
Marvin Cheng

KARAT GLOBAL GROUP, LTD.

By:	/s/ Tsung Kwang Yu
Name:	Tsung Kwang Yu
Title:	President

PLUTUS INVESTMENT HOLDING COMPANY

By:	/s/ Lin I Chun
Name:	I Chun Lin
Title:

LOLLICUP USA INC.

By:	/s/ Alan Yu
Name:	Alan Yu
Title:	Chief Executive Officer